                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
          of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, For Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to  Rule 14a-11(c) or Rule 14a-12


                          DENSE-PAC MICROSYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  ------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

                  ------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                  ------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:


                  ------------------------------------------------------------

         (5)      Total fee paid:

                  ------------------------------------------------------------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

                  ------------------------------------------------------------

         (4)      Date Filed:


                 -------------------------------------------------------------

                                                                PRELIMINARY COPY


                          DENSE-PAC MICROSYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON AUGUST 5, 1996



To The Shareholders:

         The Annual Meeting of Shareholders of Dense-Pac Microsystems, Inc. (the "Company") will be held at the Company's offices at 7321 Lincoln Way, Garden Grove, California, on August 5, 1996, at 10:00 a.m. for the following purposes:

         1. To elect four directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The Board of Directors' nominees are James G. Turner, Roger G. Claes, Trude C. Taylor and Robert Southwick;

         2. To approve an amendment to the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 20,000,000 to 40,000,000 shares;

         3. To approve the 1996 Stock Option Plan which provides for the issuance of up to 2,000,000 shares of Common Stock upon the exercise of options which may be granted to employees, directors, consultants and advisors of the Company; and

         4. To transact such other business as may properly come before the Meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business, June 21, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         EVEN THOUGH YOU MAY EXPECT TO BE PERSONALLY PRESENT AT THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY CARD IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.


                                           WILLIAM M. STOWELL
                                               Secretary

June 26, 1996

                                                                 PRELIMIARY COPY

                          DENSE-PAC MICROSYSTEMS, INC.
                                7321 Lincoln Way
                         Garden Grove, California 92641


                                 PROXY STATEMENT



                               GENERAL INFORMATION

SOLICITATION, REVOCATION AND VOTING OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Dense-Pac Microsystems, Inc. (the "Company"), for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. on August 5, 1996, at the Company's offices at 7321 Lincoln Way, Garden Grove, California, and at any and all adjournments thereof. It is anticipated that this Proxy Statement and accompanying proxy will first be mailed to shareholders on or about June 26, 1996.

         The accompanying proxy, if properly executed and returned, will be voted as specified by the shareholder or, if no vote is indicated, the proxy will be voted FOR the Board's nominees for director and FOR the proposals to approve the amendment to the Articles of Incorporation and the 1996 Stock Option Plan. As to any other matter of business which may be brought before the Meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the persons voting the same, but management does not know of any such other matter of business. A shareholder may revoke his proxy at any time prior to the voting of shares by voting in person at the Meeting or by filing with the Secretary of the Company a duly executed proxy bearing a later date or an instrument revoking the proxy.

         The costs of solicitation of proxies will be paid by the Company. In addition to soliciting proxies by mail, the Company's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward proxy soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

RECORD DATE AND VOTING RIGHTS

         Only shareholders of record of the Company's Common Stock as of the close of business on June 21, 1996 will be entitled to vote at the Meeting. On
June 21, 1996, there were outstanding        shares of Common Stock, which
constituted all of the outstanding voting securities of the Company, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the existence of a quorum.

         In the election of directors only, each shareholder has the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares he is entitled to vote, or to distribute his votes on the same principle among as many candidates as he sees fit. No shareholder is entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any shareholder has given notice at the meeting prior to the voting of such shareholder's intention to cumulate his votes. The candidates receiving the highest number of affirmative votes, up to the number of directors to be elected, will be elected directors. Broker non-votes and votes withheld have no legal effect.

         If voting for directors is conducted by cumulative voting, the persons named on the enclosed proxy will have discretionary authority to cumulate votes among the nominees with respect to which authority was not withheld or, if the proxy either was not marked or was marked for all nominees, among all nominees. In any case, the proxies may be voted for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable.


                              ELECTION OF DIRECTORS

         The four directors to be elected at the Annual Meeting will hold office until the next Annual Meeting of Shareholders and until the election of their respective successors. All proxies received by the Board of Directors will be voted for the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

         Set forth below is information concerning the nominees for director:


   NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
    BECAME A DIRECTOR          AGE              DURING THE PAST FIVE YEARS
   -------------------         ---    -----------------------------------------
     James G. Turner           57     Chairman of the Board and Chief Executive
           1987                       Officer of the Company since April 1987;
                                      President of Titan Severe Environment
                                      Systems Company, a manufacturer of
                                      computer memories and subsystems for the
                                      worldwide aerospace industry, from 1981
                                      to April 1987.

      Roger G. Claes           50     Partner and managing director of
           1989                       Euroventures Benelux Team B.V. which
                                      manages Euroventures Benelux I B.V. and
                                      Euroventures Benelux II B.V., European
                                      venture capital funds which are principal
                                      shareholders of the Company, since 1987;
                                      Managing Director of Euroventures Benelux
                                      I B.V. since 1988; General Manager of GTE
                                      Precision Metals, Belgium, from 1982
                                      until 1986. See "Certain Transactions"
                                      and "Ownership of Common Stock."

   NAME AND YEAR FIRST                            PRINCIPAL OCCUPATION
    BECAME A DIRECTOR          AGE              DURING THE PAST FIVE YEARS
   -------------------         ---     ---------------------------------------


     Trude C. Taylor           75     Principal of TC Associates, a management
           1989                       consulting firm, since 19____; director
                                      of Plantronics, Inc. and Xylan
                                      Corporation, and a Trustee of Harvey Mudd
                                      College, Claremont, California; Chairman
                                      of the Board of Zehntel, Inc., a
                                      manufacturer of automatic test equipment
                                      for subsystems and printed circuit
                                      assemblies, from 1984 to 1988 and Chief
                                      Executive Officer from 1984 to 1986.




     Robert Southwick          62     Independent consultant to the electronics
           1990                       industry, specializing in the areas of
                                      technology applications, market research,
                                      product development and manufacturing
                                      processes for over 20 years.


INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

         The Company's Board of Directors held eight meetings during the fiscal year ended February 29, 1996. The members of the Audit Committee and the Compensation Committee are Trude C. Taylor and Robert Southwick. The Audit Committee is responsible for periodically reviewing the financial condition, and the results of audit examinations, of the Company with its independent accountants. The Audit Committee met once during the last fiscal year. The responsibilities of the Compensation Committee include reviewing and recommending to the Board the compensation, bonuses and employee benefits of senior management. The Compensation Committee met once during the last fiscal year. The Company also has a Stock Option Committee which is responsible for administering the Company's stock option plans. The members of the Committee are Roger Claes and Trude C. Taylor. The Stock Option Committee met three times during the last fiscal year. The Company does not have a nominating committee.

DIRECTORS' COMPENSATION

         The Company pays its non-employee directors $1,000 for each Board meeting attended and $300 for each Committee meeting attended which is not held on the same day as a Board meeting, and reimburses out-of-pocket expenses for attending such meetings.

                               EXECUTIVE OFFICERS

         The following information is provided with respect to the Company's current executive officers.

         JAMES G. TURNER, age 57, has served as Chairman of the Board and Chief Executive Officer of the Company since 1987. See "Election of Directors."

         FLOYD K. EIDE, age 60, was elected Vice President, Engineering in March 1996. He previously served as Chief Operating officer from 1989 to 1996 and as Vice President, Engineering from 1987 to 1989. From 1982 until November 1987, he was a section manager at Northrop Electronics. Mr. Eide holds an M.S. in semiconductor physics and has been involved for 30 years in research and development, engineering and operations within the semiconductor industry.

         RANDALL J. GREENE, age 35, joined the Company in September 1993 as manager of quality assurance. He was elected a Vice President of Quality, Reliability and Program Management in August 1994. From September 1990 through August 1993, Mr. Greene was principal ASIC engineer at Western Digital Corporation, a semiconductor and disk drive manufacturer.

         ALBERT W. KILE, age 40, joined the Company in 1990 as a sales manager. He was elected Vice President, Sales in March 1996.

         JOHN P. SPRINT, age 34, joined the Company in April 1990 as a test manager. He served as a production and operations manager before being elected Vice President, Manufacturing in March 1996. From 1986 until joining the Company, Mr. Sprint was a manager in the test, manufacturing and thick film departments at Northrup Electronics Division.

         WILLIAM M. STOWELL, age 40, has been Vice President, Finance and Chief Financial Officer of the Company since 1987. He served as Chief Financial Officer for Hughes Enterprises, an advertising and retail company, from April 1985 until July 1987 and as an audit manager at Price Waterhouse from September 1978 to April 1985.

         Officers serve at the discretion of the Board of Directors.

                             EXECUTIVE COMPENSATION

         The following tables provide compensation information with respect to each of the Company's executive officers whose total salary and bonus exceeded $100,000 in fiscal year 1996 (the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                                                       Long-term
                                                        Annual Compensation           Compensation
                                                        -------------------           ------------
                                                                                       Securities
Name and                            Fiscal                                             Underlying              All Other
Principal Position                   Year            Salary(1)         Bonus(2)        Options (#)           Compensation(3)
- ------------------                   ----            ---------         --------       ------------           ---------------
James G. Turner,                     1996             $231,853          $52,914          87,500                 $2,650
Chief Executive Officer              1995              137,519            5,375          56,250(4)               3,100
                                     1994              178,970           29,373         200,000                  2,812

Floyd K. Eide,                       1996              168,690           44,095          50,000                  2,000
Chief Operating Officer              1995              113,504            4,479          56,250(4)               2,051
                                     1994              138,040           40,778         100,000                  1,656

Randall J. Greene,                   1996               88,475           28,221          30,000                  2,000
Vice President, Quality,             1995               75,794            2,866          20,000                  2,000
Reliability and Program
Management(5)

William M. Stowell,                  1996              136,763           38,635          55,000                  2,000
Vice President, Finance              1995               93,481            4,121          56,250(4)               2,000
                                     1994              105,946           24,582         120,000                  2,469

- --------------
(1) Under the Company's variable compensation plan, employees who have a base salary of $30,000 or greater receive reduced salary during each quarter that the Company's income before taxes represents less than 2% of beginning shareholders' equity for that quarter. In each quarter in which income before taxes exceeds 2% of beginning shareholders' equity for that quarter, the Company is required to pay additional salary up to a maximum of 100% of each employee's base salary. Includes amounts deferred under the Company's 401(k) Plan.

(2) The Management Bonus Plan provides for a bonus of up to 50% of base salary based on three performance criteria. The bonus is an amount equal to the sum of (i) 2% of base salary for every $1.5 million of fiscal year bookings that exceeded the prior fiscal year bookings (maximum 15% of base salary), (ii) 2% of base salary for every $1.2 million of fiscal year shipments that exceeded the prior fiscal year shipments (maximum 15% of base salary) and (iii) 2% of base salary for every $250,000 of fiscal year profits. The fiscal 1994 bonus amount for Mr. Eide includes a $16,300 discretionary bonus in an amount equal to the voluntary salary reduction which he agreed to in prior years in excess of that required under the variable compensation plan described in Note 1.

(3) In fiscal year 1996, represents premiums of $650 for health insurance for Mr. Turner and Company contributions to the 401(k) Plan for the account of each Named Officer in the amount of $2,000.

(4) For each person, the 56,250 options were granted in connection with the cancellation of 75,000 options which had been granted in fiscal year 1994.

(5)      Mr. Greene became an executive officer in August 1994.

FISCAL YEAR 1996 OPTION GRANTS


                                                                     % of Total
                                    Number of Securities          Options Granted           Exercise
                                     Underlying Options           to Employees in          Price Per           Expiration
            Name                        Granted (1)                 Fiscal Year            Share (2)              Date
           ------                   -------------------           ---------------          ---------           ----------

James G. Turner                            17,500                        4%                  $1.72               3-14-05
                                           70,000                       16%                   5.69              11-23-05

Floyd K. Eide                              16,000                        4%                   1.72               3-14-05
                                           35,000                        8%                   5.69              11-23-05

Randall J. Greene                          10,000                        2%                   1.72               3-14-05
                                           20,000                        5%                   5.69              11-23-05

William M. Stowell                         20,000                        5%                   1.72               3-14-05
                                           35,000                        8%                   5.69              11-23-05

- -------------
(1) The options vest in 25% installments beginning one year after the grant date and are subject to earlier termination in the event of termination of employment, death and certain corporate events. Under the terms of the 1985 Stock Option Plan, the Stock Option Committee may, subject to Plan limits, modify the terms of outstanding options, including the exercise price and vesting schedule.

(2)  Fair market value of the Common Stock on the grant date.


FISCAL YEAR 1996 AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES



                                                          Number of Securities
                        Shares                           Underlying Unexercised                Value of Unexercised
                     Acquired on      Value                  Options Held at                   In-the-Money Options
        Name           Exercise    Realized(1)               Fiscal Year-End                   at Fiscal Year-End(2)
        ----        ------------   -----------          ------------------------               ---------------------
                                                     Exercisable      Unexercisable       Exercisable       Unexercisable
                                                     -----------      -------------       -----------       -------------
James G. Turner         16,000       $48,240            60,562           192,188           $ 200,691          $ 513,997

Floyd K. Eide             0             0              197,562           113,688           1,103,165            375,018

Randall J. Greene       22,500        42,181            15,000            62,500              63,675            186,869

William M. Stowell      25,000        90,820           131,062           119,688             714,353            388,403


- -------------
(1) Represents the difference between the aggregate market value on the date of exercise and the aggregate exercise price.

(2) Represents the difference between the aggregate market value on February 29, 1996 ($6.1875 per share) and the aggregate exercise price.

                     AMENDMENT TO ARTICLES OF INCORPORATION


PROPOSED AMENDMENT

     The Company's Board of Directors has unanimously adopted, subject to shareholder approval, an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 20 million to 40 million shares. Accordingly, the Company shareholders are being asked to approve an amendment to paragraph (a) of Article IV of the Company's Articles of Incorporation so that such paragraph shall read in full as follows:

     "(a) The number of shares of Common Stock authorized is 40 million (40,000,000)."

PURPOSE AND EFFECT OF AMENDMENT

     The Company currently has 20,000,000 authorized shares of Common Stock. As of May 2, 1996, 16,846,181 shares were issued and outstanding, 1,370,050 shares were reserved for issuance upon exercise of outstanding options under the 1985 Stock Option Plan, and 400,000 shares were reserved for issuance upon exercise of outstanding stock purchase warrants. Thus, 1,388,769 of the 20,000,000 authorized shares of Common Stock were neither issued nor reserved for issuance at May 2, 1996.

     The increase in the number of authorized shares of Common Stock is recommended by the Board of Directors in order to provide a sufficient reserve of such shares for the future growth and needs of the Company. While the Company has no present plans, agreements or commitments for the issuance of additional shares of Common Stock, other than as described herein, the Board believes that the availability of additional shares will afford the Company greater flexibility to meet future financing needs and to respond to business opportunities.

     If the holders of a majority of the outstanding shares of Common Stock approve the 1996 Stock Option Plan, as described later in this Proxy Statement under "Approval of the 1996 Stock Option Plan," and the proposed amendment to the Articles of Incorporation is not approved, under the California General Corporation Law, the Board of Directors may, without further shareholder approval, amend the Articles of Incorporation to increase the authorized shares of Common Stock to such number as will be sufficient from time to time, when added to the previously authorized but unissued shares of Common Stock, for the issuance of shares upon the exercise of options granted under such plan. If such plan is approved by less than a majority of the outstanding shares and the proposed amendment to the Articles of Incorporation is not approved, the Company would be able to grant options under such plan only to the extent that there are unreserved, authorized shares available.

     Any issuance of additional shares of Common Stock is in the discretion of the Board, as it has the authority to determine, subject to applicable law and Nasdaq Stock Market regulations (which require shareholder approval for the issuance of shares in certain circumstances), whether, when and on what terms to issue shares of Common Stock. The additional authorized shares would thus be available for issuance from time to time without further action by the shareholders, thereby enabling the Company to avoid the delays and expenses attendant to obtaining shareholder approval for future specific issuance of shares.

     The additional shares of Common Stock may be issued without first offering such shares to the shareholders, since shareholders do not have preemptive rights with respect to the Common Stock. Except where shares are issued on a pro rata basis to all shareholders (such as in a stock dividend or stock split), the issuance of additional shares of Common Stock, including issuances upon conversion of securities convertible into Common Stock, reduce the proportionate ownership interest in the Company held by current shareholders.

     The Company also has authorized 8,000,000 shares of Preferred Stock, none of which are outstanding. The rights, preferences and privileges of the Preferred Stock, including the right to convert Preferred Stock into Common Stock, may be fixed by the Board of Directors without shareholder approval. The Company's Articles of Incorporation provide that the Company has no authority to issue non-voting equity securities, so the terms of any new issue of preferred shares must include voting rights. The Company has no plans, agreements or commitments to issue Preferred Stock.

     Although the Board has no present intention of doing so, shares of authorized and unissued Common Stock and Preferred Stock could (within the limits imposed by applicable law) be issued in one or more transactions which could make more difficult, and, therefore, less likely a takeover of the Company. For example, authorized but unissued Common Stock or Preferred Stock could be privately placed with purchasers who might side with the management of the Company in opposing a hostile tender offer or other attempt to obtain control.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon is required for the adoption of the proposed amendment to the Company's Articles of Incorporation. Abstentions and broker non-votes have the effect of a vote against the proposal.

     The Board unanimously recommends a vote FOR the proposal to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock.

                     APPROVAL OF THE 1996 STOCK OPTION PLAN

     The Board of Directors has determined that it is advisable and in the best interest of the Company and its shareholders to provide incentive for the encouragement of the highest level of performance by selected employees, directors, consultants and advisors of the Company by enabling such persons to acquire a proprietary interest in the Company by ownership of its stock through the exercise of stock options. Accordingly, the Board of Directors has approved the 1996 Stock Option Plan (the "Plan"), subject to shareholder approval at the Annual Meeting, pursuant to which up to 2,000,000 shares of Common Stock may be issued upon the exercise of stock options granted to eligible participants. The following summary of the principal provisions of the Plan is subject to the full text thereof. A copy of the Plan may be obtained from the Company by any shareholder upon written request.

     The Company has granted a total of 121,000 options under the Plan to employees and a consultant (none to executive officers) which are subject to shareholder approval of the Plan. If the Plan is not approved, such options will be void. No additional options may be granted under the Company's 1985 Stock Option Plan. At April 30, 1996, there were 1,370,050 outstanding options under the 1985 Stock Option Plan. For information concerning stock options granted to certain executive officers of the Company, see "Executive Compensation."

GENERAL NATURE AND PURPOSE OF THE PLAN

     Options issued under the Plan may be either incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986 (the "Code"), or non-qualified stock options ("Non-qualified Options"). The underlying objective of the Plan is to further the interests of the Company by strengthening the desire of employees and consultants to continue their employment with the Company and by inducing individuals to become employees, directors consultants or advisors of the Company through the grant of stock options, and to enable such persons to acquire an equity interest in the Company.

SECURITIES SUBJECT TO THE PLAN

     Subject to shareholder approval, the Plan authorizes the issuance thereunder of 2,000,000 shares of the Company's Common Stock. The Plan provides that in the event of any change in the number of outstanding shares of the Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares or other similar transactions, appropriate and proportionate adjustment will be made in the number of shares to which outstanding options relate and the exercise price per share.

ADMINISTRATION

     The Plan may be administered either by a Stock Option Committee appointed by the Board of Directors or by the Board of Directors. Currently the Plan is administered by a Committee consisting of Roger Claes and Trude Taylor. The Committee has full authority, subject to the provisions of the Plan, to grant options, to designate the optionees and terms of the options, to establish rules and regulations which the Committee deems appropriate for the proper administration of the Plan, and to interpret and make determinations under the Plan. Members of the Committee serve at the discretion of the Board.

ELIGIBILITY

     Options may be granted to persons who are employees, directors, consultants or advisors of the Company or any subsidiary or parent company of the Company. Incentive Options may be granted only to employees of the Company or any subsidiary or parent of the Company. The terms "consultant" and "advisor" are not defined in the Plan. While such terms are generally considered to refer to persons who render services or advice in a capacity other than as an employee, it will be the responsibility of the Stock Option Committee to construe and interpret such terms on a case by case basis. At May 2, 1996, the Company had 93 employees, three non-employee directors and one consultant who were eligible to receive options under the Plan.

TERMS AND CONDITIONS OF OPTIONS

     Options granted under the Plan expire on such date as is determined by the Committee, unless earlier terminated as provided in the Plan, but in no event later than ten years after the grant date (five years with respect to Incentive Options granted to an optionee who owns, or would be considered to own by reason of Section 424(d) of the Code, more than 10% of the outstanding Common Stock of the Company or any subsidiary on the grant date).

     An option is exercisable at such times as are determined on the grant date by the Committee. An optionee may exercise a part of the option from the date that part first becomes exercisable until the option expires or is otherwise terminated. The purchase price for shares to be issued to an optionee upon exercise of an Option is determined by the Committee at the time of grant, but with respect to an Incentive Option such price may not be less than 100% of the fair market value of the Common Stock on the grant date (110% of the fair market value in the case of Incentive Options granted to a person who on the grant date owns or is considered to own more than 10% of the outstanding Common Stock). On
June   , 1996, the closing sale price of the Company's Common Stock was $
per share.

     If the aggregate fair market value (determined at the time each Incentive Option is granted) of Common Stock for which all Incentive Options held by an optionee (whether granted under the Plan or any other plan of the Company) are exercisable for the first time during any calendar year exceeds $100,000, the amount of such excess will be treated as a Non-qualified Option.

     The exercise price of an option is payable in cash or, at the option of the Committee, in shares of the Company's Common Stock, by full recourse promissory note secured by the shares purchased, by cancellation of indebtedness of the Company to the optionee, by waiver of compensation due or accrued for services rendered, or through a same day sale arranged through a broker. The use of Common Stock as payment for the exercise of an option enables an optionee to "pyramid" his options; that is, to automatically apply the shares received upon the exercise of a portion of an option to satisfy the exercise price for additional portions of the option. The effect of pyramiding is to allow an optionee to deliver a relatively small number of shares in satisfaction of the exercise price of a greater number of shares under the option.

     Options granted under the Plan are not transferable or assignable other than by will or by the laws of descent and distribution. If an optionee ceases to be employed or retained by the Company for any reason other than death or permanent disability (as defined in the Plan), the option expires on the earlier of three months from the date of such termination or expiration of the term of the option. During the period between the optionee's termination and expiration of the option, the option may only be exercised to the extent that it was exercisable on the date of such termination. Upon the death or permanent disability of an optionee while an employee, director, consultant or advisor, the option expires on the earlier of one year from the date of death or permanent disability or expiration of the term of the option, but can be exercised only to the extent that it could have been exercised on the date of death or permanent disability. During the period between the optionee's death and expiration of the option, the option may be exercised by the person or persons to whom the optionee's rights under the option have passed by will or by the laws of descent and distribution. The foregoing provisions regarding termination of options upon termination of employment, permanent disability or death may be varied by the Committee with respect to Non-qualified Options. These and other terms and conditions of the options are set forth in an agreement which is entered into between the Company and the optionee at the time an option is granted to such optionee.

DURATION AND MODIFICATION OF THE PLAN AND OPTIONS

     The Plan will remain in effect until all shares covered by options granted under the Plan have been purchased or all rights to acquire the shares have lapsed. No options may be granted under the Plan after January 16, 2006, although the Board of Directors may terminate the granting of options under the Plan at an earlier date or may amend or otherwise modify the Plan. Except for adjustments made necessary by changes in the Company's Common Stock, the Board of Directors may not, without shareholder approval, increase the total number of shares to be offered under the Plan or materially modify the eligible class of optionees.

     The Committee may modify or amend the terms of outstanding options, including a change or acceleration of the vesting of the option or a change of the exercise price, with the consent of the optionee.

     In the event of the liquidation or dissolution of the Company, or upon any reorganization, merger or consolidation in which the Company is not the survivor, or upon the sale of substantially all of the assets of the Company or of more than 80% of the then outstanding stock of the Company to another corporation or entity, the Plan and each outstanding option will terminate unless the surviving or acquiring company agrees to assume all outstanding options; provided, however, that the Committee may, in its sole discretion, accelerate the vesting of outstanding options or give the optionees advance notice of such event.

FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of certain significant federal income tax consequences of the Plan based on currently applicable provisions of the Code and the regulations promulgated thereon.

     INCENTIVE OPTIONS. No income is recognized by an optionee at the time an Incentive Option is granted, and no income is recognized by an optionee upon his exercise of the option (although the difference between the fair market value of the shares on the date of exercise and the option price is an item of tax preference for purposes of the alternative minimum tax). If the optionee makes no disposition of the shares received upon exercise of the option within two years from the date the option was granted and one year from the date the shares were issued to him upon exercise of the option, he will recognize capital gain or loss when he disposes of his shares. Such gain or loss will be long-term and will be measured by the difference between the option price and the amount received for the shares at the time of disposition.

     If the optionee disposes of shares acquired upon exercise of an Incentive Option before the expiration of the applicable holding periods, any gain recognized from such disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent of the amount by which the lesser of the fair market value of the shares on the date the option was exercised or the amount received upon such disposition exceeds the option price. Any additional gain recognized upon such a disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

     According to proposed Treasury regulations, in general, no gain or loss will be recognized by an optionee who uses shares of stock to exercise an Incentive Option. A number of new shares of stock acquired equal to the number of shares surrendered will have a basis and holding period equal to those of the shares surrendered. To the extent new shares of stock acquired pursuant to the exercise of the option exceed the number of shares of stock surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the option is exercised. Any disqualifying disposition of stock acquired through the surrender of other shares of stock will be deemed to be a disposition of the stock with the lowest basis first.

     The use of stock acquired through exercise of an Incentive Option to exercise an Incentive Option will constitute a disqualifying disposition with respect to such stock if the applicable holding period requirement has not been satisfied. This provision is intended to prevent the "pyramiding" of Incentive Options.

         NON-QUALIFIED OPTIONS. An optionee recognizes no income at the time a Non-qualified Option is granted under the Plan. At the time of exercise of a Non-qualified Option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price; provided, however, that if an optionee who is subject to the provisions of Section 16(b) ("Section 16(b)") of the Securities Exchange Act of 1934 (an executive officer, director or 10% shareholder) exercises a Non-qualified Option within six months of the date of grant, such optionee will recognize ordinary income on the date which is six months after the date of grant unless he makes an election under Section 83(b) of the Code to recognize income based on such value on the date of exercise.

     An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of a Non-qualified Option in an amount equal to the difference between the amount realized and the tax basis of such shares, which will equal the option price paid plus the amount included in the employee's income by reason of the exercise of the option; provided, however, that if the optionee is subject to Section 16(b) and sells shares received upon exercise of a Non-qualified Option within six months of the date of grant such optionee will recognize ordinary income based on the fair market value of the shares on the date which is six months after the date of grant unless he makes an election under Section 83(b) of the Code to recognize income on the date the shares were sold. Provided such shares are held as a capital asset, such gain or loss will be long-term or short-term capital gain or loss depending upon whether the shares have been held for more than one year.

     No gain or loss will be recognized by an optionee who uses shares of stock to exercise a Non-qualified Option. A number of the shares acquired equal to the number of shares surrendered will have a tax basis and holding period equal to those of the shares surrendered. The optionee will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise (or, if the recipient is subject to Section 16(b) and exercises the option within six months of the date of grant, on the date which is six months after the date of grant unless the optionee makes an election under Section 83(b) of the Code to recognize income at the date of exercise.) Such additional shares will be deemed to have been acquired on such date and will have a tax basis equal to their fair market value on such date.

     CORPORATE TAX DEDUCTIONS. The Company is not allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Option. At the time of a disqualifying disposition by an optionee, the Company is entitled to a deduction to the extent that the optionee recognizes ordinary income to the extent such income is considered reasonable compensation.

     The Company is entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of a Non-qualified Option if provision is made for withholding of federal income taxes, where applicable. The Company has the right to deduct any sums required by federal, state or local tax laws to be withheld with respect to the exercise of any Non-qualified Option from sums owing to the person exercising the option or, in the alternative, may require the person exercising the option to pay such sums to the Company prior to or in connection with such exercise.

     Internal Revenue Code Section162(m), enacted in 1993, precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 per year paid to its chief executive officer or any of its other four highest paid officers. Based on the current market price of the Company's Common Stock and the amount of options historically granted to officers, the Company does not believe that any compensation derived from the exercise of options granted under the Plan, together with other compensation paid to officers, will exceed $1,000,000 in any year with respect to any officer. If, however, it appears that such limit could be exceeded at any time in the future, the Board of Directors will determine what action, if any, at that time would be appropriate in light of Section 162(m).

VOTE REQUIRED

     Under California corporate law, the affirmative vote of a majority of the shares represented and voting at the Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum, is necessary for the approval of the Plan. Abstentions and broker nonvotes are not counted in determining the shares voted, but abstentions and broker non-votes would have the affect of a vote against the Plan if the shares voting in favor do not constitute at least a majority of the required quorum.

     The Board recommends that the shareholders vote FOR approval of the Plan.

                              CERTAIN TRANSACTIONS

     Pursuant to a Loan Agreement dated October 12, 1994, the Company borrowed $1.8 million from Euroventures Benelux II B.V. ("Euroventures"), a major shareholder, and $200,000 from Trude C. Taylor, a director of the Company. The loan was due in five years, required quarterly interest payments at the rate of 8% per year, and was secured by all of the Company's assets. As additional consideration for the loan, the lenders received five year warrants to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $2.00 per share. The exercise price could be paid in cash or by cancellation of amounts outstanding under the loan.

     In October 1995, Mr. Taylor exercised his warrants to purchase 100,000 shares in consideration for cancellation of $100,000 of his loan to Dense-Pac and a cash payment of $100,000. The terms of the remaining $100,000 loan payable to Mr. Taylor were not changed. Euroventures exercised its 900,000 warrants for a cash payment of $1.8 million. In consideration for Euroventures' agreement to exercise its warrants for cash in lieu of cancellation of debt, the Company agreed to renegotiate the terms of Euroventures' $1.8 million loan and to issue additional warrants to Euroventures. Euroventures agreed to reduce the interest rate of the loan from 8% to 5% per annum over the remaining four years of the loan and to subordinate its security interest in accounts receivable in order to permit the Company to obtain future bank financing. The Company agreed to issue 375,000 four year warrants to Euroventures with an exercise price to be determined on May 1, 1996 based on the market value of the Common Stock on that date. However, on April 1, 1996, the Company and Euroventures mutually agreed to fix the exercise price of the warrants at $7.00 per share. On April 1, 1996, the
closing sale price of the Common Stock was $             per share.

     The warrants will be redeemable by the Company when the Company's stock price reaches $9.00 per share for 20 consecutive trading days. The warrant exercise price will subject to downward adjustment should the Company sell Common Stock at a price which is less than $7.00 per share, excluding issuances pursuant to warrants outstanding at April 1, 1996 and any issuances pursuant to the Company's stock option plans. In addition, Euroventures has the right to require the Company to register the shares underlying the warrants under the Securities Act of 1933, as amended.

     Euroventures is a major shareholder of the Company. See "Ownership of Common Stock." Roger Claes, a director of the Company, is a partner and managing director of Euroventures Benelux Team B.V., which manages Euroventures.

                            OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of May 31, 1996, with respect to ownership of the Company's Common Stock by (i) each person who is known by the Company to own beneficially 5% or more of the Common Stock, (ii) each Named Officer and director of the Company and (iii) all executive officers and directors of the Company as a group.

                                                 Shares Beneficially           Percentage
           Name*                                         Owned                  Ownership
           -----                                         -----                  ---------
Euroventures Benelux Team B.V.                         4,856,957(1)               28.2%
Joh. Vermeerplein 9I, 1071 DV
Amsterdam
The Netherlands

Euroventures Benelux II B.V.                           2,297,778(2)               13.3%
Joh. Vermeerplein 9I, 1071 DV
Amsterdam
The Netherlands

Euroventures Benelux I B.V.                            2,559,179                  15.2%
Joh. Vermeerplein 9I, 1071 DV
Amsterdam
The Netherlands

BeneVenture Founders                                   1,302,579                   7.7%
  Risicokapitaalfonds II N.V.
Regentlaan 54 Bus 2
1000 Brussels, Belgium

James G. Turner                                          308,188(3)                1.8%

Roger Claes                                                    0(4)                  --

Trude C. Taylor                                          258,167(5)                1.5%

Robert Southwick                                          17,500(6)                  **

Floyd Eide                                               196,563(7)                1.2%

Randall J. Greene                                              0                     --

William M. Stowell                                       156,313(8)                  **

All executive officers and                               986,919(9)                5.7%
directors as a group (9 persons)

- ----------------
*  Includes addresses of 5% or more shareholders.
** Less than 1%.

(1) Includes the shares owned by Euroventures Benelux I B.V. and Euroventures Benelux II B.V., which are widely held venture capital funds. Euroventures Benelux Team B.V. is the investment manager of both such funds and has voting and dispositive power over their shares of the Company's Common Stock. See Notes (2) and (4).

(2) Includes 375,000 shares subject to currently exercisable warrants. See Notes (1) and (4).

(3) Includes 96,188 shares subject to options which are exercisable within 60 days.

(4) Mr. Claes is managing director of Euroventures Benelux I B.V. and a partner and managing director of Euroventures Benelux Team B.V. See Note (1).

(5) Includes 32,500 shares subject to options which are exercisable within 60 days.

(6) Includes 15,000 shares subject to options which are exercisable within 60 days.

(7) Represents 196,563 shares subject to options which are exercisable within 60 days.

(8) Includes 116,313 shares subject to options which are exercisable within 60 days.

(9) See Notes (3) through (8) above. Also includes 1,500 shares owned and 48,688 shares subject to options which are exercisable within 60 days held by officers not named in the foregoing table.

SECTION 16 REPORTS

     In fiscal year 1996, EBTB II, an affiliate of Euroventures Benelux I B.V. and Euroventures Benelux II B.V. which is deemed to beneficially own the shares owned of record by such funds, did not timely file pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, a Form 3 to report its initial beneficial ownership of the Company's Common Stock, and a Form 4 to report three transactions in the Company's Common Stock by such funds, which transactions had been timely reported on Forms 4 by such funds. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and 10% shareholders and copies of the reports that they have filed with the Securities and Exchange Commission.


                             AUDITORS OF THE COMPANY

     The Company's independent certified public accountants for the fiscal year ended February 29, 1996 were Deloitte & Touche, which firm the Company intends to appoint for the current fiscal year. A representative of Deloitte & Touche is expected to be present at the Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     Any shareholder intending to submit to the Company a proposal for inclusion in the Company's Proxy Statement and proxy for the 1997 Annual Meeting must submit such proposal so that it is received by the Company no later than February 28, 1997.

                             DISCRETIONARY AUTHORITY

     While the Notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting, the Board of Directors has no knowledge of any matters to be presented for action by the shareholders other than as set forth above. The enclosed proxy gives discretionary authority, however, in the event any additional matters should be presented.


                                        WILLIAM M. STOWELL
                                            Secretary

June 26, 1996

                          DENSE-PAC MICROSYSTEMS, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 August 5, 1996

        KNOW ALL MEN BY THESE PRESENTS that the undersigned hereby constitutes and appoints JAMES G. TURNER and WILLIAM M. STOWELL, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of Common Stock of Dense-Pac Microsystems, Inc. held of record by the undersigned on June 21, 1996 at the Annual Meeting of Shareholders to be held on August 5, 1996, of any adjournment thereof, as designated below.

(1) ELECTION OF DIRECTORS:

       /  / FOR all nominees listed below      /  / WITHHOLD AUTHORITY
            (except as indicated to the             to vote for all nominees
            contrary below)                         listed below


        Roger Claes, Robert Southwick, Trude C. Taylor, James G. Turner

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

_____________________________________________________________________________

(2) TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM $20 MILLION TO $40 MILLION SHARES.

        /  / FOR                /  / AGAINST            /  / ABSTAIN

(3) TO APPROVE THE 1996 STOCK OPTION PLAN.

        /  / FOR                /  / AGAINST            /  / ABSTAIN

(4) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                 (Continued and to be signed on the other side)

                         (Continued from reverse side)

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DENSE-PAC MICROSYSTEMS, INC. IF NO VOTE IS INDICATED, THIS PROXY WILL BE VOTED WITH AUTHORITY FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS (2) AND (3).

        YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

        IMPORTANT: Please sign exactly as your name or names appear on the share certificates, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.


                                      Date:                        , 1996
                                           ------------------------

                                      Signature:
                                                -------------------------

                                      -----------------------------------

                          DENSE-PAC MICROSYSTEMS, INC.

                             1996 STOCK OPTION PLAN



 1.      PURPOSE

         The purpose of the Dense-Pac Microsystems, Inc. 1996 Stock Option Plan (the "Plan") is to further the interests of Dense-Pac Microsystems, Inc. (the "Company") and its Subsidiaries by strengthening the desire of Employees to continue their relationship with the Company and its Subsidiaries and by inducing individuals to become Employees of the Company and its Subsidiaries through stock options to be granted hereunder. Options granted under the Plan are either options intending to qualify as "incentive stock options" within the meaning of Section 422 of the Code or non-qualified stock options.

 2.      DEFINITIONS

         Whenever used herein the following terms shall have the following meanings, respectively:

         (a) "Board" shall mean the Board of Directors of the Company.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean a Committee of at least two directors appointed by the Board, or if no such committee has been appointed reference to "Committee" shall be deemed to refer to the Board.

         (d) "Common Stock" shall mean the Company's Common Stock, no par value per share, as described in the Company's Articles of Incorporation, as amended.

         (e) "Company" shall mean Dense-Pac Microsystems, Inc., a
California corporation.

         (f) "Employee" shall mean in connection with Non-Qualified Options, any officer, employee, consultant or advisor of the Company or any Subsidiary or Parent Corporation of the Company, and any director of the Company who is not an employee of the Company or any Subsidiary or Parent Corporation of the Company, it being understood that the Committee may in its discretion also grant Options to induce individuals to become and remain as Employees and that such persons, for purposes of receiving Non-Qualified Options hereunder, shall be deemed "Employees." In connection with Incentive Options under this Plan, the term Employee shall mean any individual who is employed, within the meaning of
Section 3401 of the Code, by the Company or any Subsidiary or Parent Corporation of the Company.

         (g) "Fair Market Value Per Share" of the Company's Common Stock shall mean if the Company's Common Stock is publicly traded the mean between the highest and lowest quoted selling prices of the Common Stock on the date of the grant of the Option or, if not available, the mean between the bona fide bid and asked prices of the Common Stock on the date of the grant of the Option. In any situation not covered above or if there were no sales on the date of the grant of an Option, the Fair Market Value Per Share shall be determined by the Committee in good faith based on uniform principles consistently applied.

         (h) "Incentive Option" shall mean an Option granted under the Plan which is designated as and qualifies as an incentive stock option within the meaning of Section 422 of the Code.

         (i) "Non-Qualified Option" shall mean an Option granted under the Plan which is designated as a non-qualified stock option or which does not qualify as an incentive stock option within the meaning of Section 422 of the Code.

         (j) "Option" shall mean an Incentive Option or a Non-Qualified Option. Each Option shall be evidenced by a written agreement executed by the Company which shall set forth the terms and conditions of such Option.

         (k) "Optionee" shall mean any Employee who has been granted an Option under the Plan.

         (l) "Parent Corporation" shall have the meaning set forth in
Section 425(e) of the Code.

         (m) "Permanent Disability" shall mean termination of employment with the Company or any Subsidiary or Parent Corporation of the Company with the consent of the Company or such Subsidiary by reason of permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         (n) "Plan" shall mean the Dense-Pac Microsystems, Inc. 1996 Stock Option Plan, as from time to time amended.

         (o) "Subsidiary" shall have the meaning set forth in Section 425(f) of the Code.

 3.      ADMINISTRATION

         (a) The Plan shall be administered either by the Board or, in the discretion of the Board, by a Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies.

         (b) Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by unanimous written consent of its members.

         (c) Subject to the provisions of the Plan, the Committee shall have the authority to construe and interpret the Plan, to define the terms used herein, to determine the Optionees, the time or times an Option may be exercised and the number of shares which may be exercised at any one time, to prescribe, amend and rescind rules and regulations relating to the Plan, to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for purposes of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's authority shall include, without limitation, the right, in its discretion, to accelerate the exercisability of Options or reprice or exchange Options with the consent of the Optionee. All determinations and interpretations made by the Committee shall be conclusive and binding on all Employees and on their guardians, legal representatives and beneficiaries.

         (d) The Company will indemnify and hold harmless the members of the Board and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

 4.      NUMBER OF SHARES SUBJECT TO PLAN

         The stock to be offered under the Plan shall consist of up to 2,000,000 shares of the Company's Common Stock. If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for purposes of this Plan.

 5.      ELIGIBILITY AND PARTICIPATION

         (a) The Committee shall determine the Employees to whom Options shall be granted, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An Employee who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options if the Committee shall so determine. An Employee may be granted Incentive Options or Non-Qualified Options or both under the Plan.

         (b) In no event shall the aggregate fair market value (determined as of the time an Incentive Option is granted) of shares subject to Incentive Options held by an Optionee (granted under the Plan or under any other plan of the Company) that first become exercisable in any calendar year exceed $100,000. The portion of any purported Incentive Option which exceeds such limitation shall be deemed to be a Non-Qualified Option.

 6.      PURCHASE PRICE

         The purchase price of each share covered by an Option shall be determined by the Committee on the date of grant; provided, however, that the purchase price of each share covered by each Incentive Option shall not be less than 100% of the Fair Market Value Per Share of the Common Stock of the Company on the date the Incentive Option is granted; and provided, further, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, the purchase price of the shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value Per Share of the Common Stock on the date the Incentive Option is granted.

 7.      DURATION OF OPTIONS

         The expiration date of an Option shall not exceed 10 years from the date on which the Option was granted, and shall be subject to earlier termination as provided herein; provided, however, that if at the time an Incentive Option is granted the Optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary or Parent Corporation of the Company, such Incentive Option shall expire not more than 5 years from the date the Incentive Option is granted.

 8.      EXERCISE OF OPTIONS

         An Option shall be exercisable in installments or otherwise upon such terms as the Committee shall in its discretion determine. An Optionee may purchase less than the total number of shares for which the Option is exercisable, provided that the exercise of an Option shall not include any fractional shares. As a condition to the exercise, in whole or in part, of any Option, the Committee may in its sole discretion require the Optionee to pay, in addition to the purchase price of the shares covered by the Option, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise. Furthermore, if any Optionee disposes of any shares of stock acquired by exercise of an Incentive Option prior to the expiration of either of the holding periods specified in
Section 422(a)(1) of the Code, the Optionee shall pay to the Company, or the Company shall have the right to withhold from any payments to be made to the Optionee, an amount equal to any federal, state and local taxes that the Committee has determined are required to be paid in connection with the exercise of such Option in order to enable the Company to claim a deduction or otherwise.

 9.      METHOD OF EXERCISE

         (a) To the extent that the right to purchase shares has accrued, Options may be exercised from time to time by giving written notice to the Company stating the number of shares with respect to which the Option is being exercised, accompanied by payment in full of the purchase price for the number of shares being purchased and, if applicable, any federal, state or local

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
taxes required to be paid in accordance with the provisions of Section hereof.

         (b) Payment of the purchase price for any shares pursuant to the exercise of an Option may be made in cash or by check or, where expressly approved for the Optionee by the Committee, in its discretion, and where permitted by law:

                  (i) by cancellation of indebtedness of the Company to the Optionee;

                  (ii) by surrender of shares of Common Stock that are owned by the Optionee;

                  (iii) by tender of a full recourse promissory note, which note shall be secured by the shares being purchased, contain such terms as may be approved by the Committee and bear interest at a rate sufficient to avoid imputation of income under Sections 483 and 1274 of the Code;

                  (iv) by waiver of compensation due or accrued to the Optionee for services rendered;

                  (v) provided that a public market for the Company's Common Stock exists:

                           (1) through a "same day sale" commitment from the
                  Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or

                           (2) through a "margin" commitment from the Optionee
                  and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and whereby the NASD Dealer irrevocably commits to forward the purchase price directly to the Company; or


                  (vi)  by any combination of the foregoing.

         If payment is made with shares of Common Stock, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company certificates representing the number of shares of Common Stock in payment for the shares being purchased, duly endorsed for transfer to the Company and, if requested by the Committee, a representation and warranty in writing that he has good and marketable title to the shares represented by the certificate(s), free and clear of all liens and encumbrances. The value of the shares of Common Stock tendered in payment for the

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

shares being purchased shall be their Fair Market Value Per Share on the date of the Optionee's exercise.

         (c) Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for it to comply, with reasonable diligence, with any applicable listing requirements of any national securities exchange or any federal, state or local law. If an Optionee, or other person entitled to exercise an Option, fails to accept delivery of or fails to pay for all or any portion of the shares requested in the notice of exercise, upon tender of delivery thereof, the Committee shall have the right to terminate his Option with respect to such shares.

10.      NON-TRANSFERABILITY OF OPTIONS

         No Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by the Optionee.

11.      CONTINUANCE OF EMPLOYMENT

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of his status as an Employee of the Company or any Subsidiary or Parent Corporation of the Company or interfere in any way with the right of the Company or any Subsidiary or Parent Corporation of the Company at any time to terminate such relationship or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

12.      TERMINATION OF EMPLOYEE STATUS OTHER THAN BY DEATH OR
         PERMANENT DISABILITY

         Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder, if an Optionee ceases to be an Employee for any reason other than his death or Permanent Disability, any Options granted to him under the Plan shall terminate not later than three months from the date on which such Optionee ceases to be an Employee unless such Optionee has been rehired by the Company and is an Employee on such date. Until the termination of the Option, the Optionee may exercise any Option granted to him but only to the extent such Option was exercisable on the date he ceased to be an Employee and provided that such Option has not expired or otherwise terminated as provided herein. A leave of absence approved in writing by the Committee shall not be deemed a termination for purposes of this Section, but no Option may be exercised during any such leave of absence, except during the first 90 days thereof. The fact that the Optionee may receive payment from the Company or any Subsidiary of the Company after termination of Employee status for vacation pay, for services rendered prior to termination, for salary in lieu of notice, or for other benefits shall not affect the termination date.


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

13.      DEATH OR PERMANENT DISABILITY OF OPTIONEE

         Except as the Committee may determine otherwise with respect to any Non-Qualified Options granted hereunder, if an Optionee shall die at a time when he is an Employee or if the Optionee shall cease to be an Employee by reason of Permanent Disability, any Options granted to him under this Plan shall terminate not later than one year after the date of his death or termination of Employee status due to Permanent Disability unless by its terms it shall expire before such date or otherwise terminate as provided herein, and shall only be exercisable to the extent that it would have been exercisable on the date of his death or termination due to Permanent Disability. In the case of death, the Option may be exercised by the person or persons to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

14.      STOCK PURCHASE NOT FOR DISTRIBUTION

         Each Optionee shall, by accepting the grant of an Option under the Plan, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all shares of stock purchased upon exercise of the Option will be received and held without a view to distribution except as may be permitted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. After each notice of exercise of any portion of an Option, if requested by the Committee, the person entitled to exercise the Option must agree in writing that the shares of stock are being acquired in good faith without a view to distribution.

15.      PRIVILEGES OF STOCK OWNERSHIP

         No person entitled to exercise any Option granted under the Plan shall have any of the rights or privileges of a shareholder of the Company with respect to any shares of Common Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such person becomes the holder of record, except as provided in Section 16 hereof.

16.      ADJUSTMENTS

         (a) If the number of outstanding shares of Common Stock of the Company are increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares, or other similar transaction, the aggregate number of shares of Common Stock subject to the Plan as provided in Section hereof and the shares of Common Stock subject to issued and outstanding Options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of

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

the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option.

         (b) Notwithstanding the provisions of subsection (a) of this Section, the Plan and each outstanding Option shall terminate on the effective date of the dissolution or liquidation of the Company or any reorganization, merger or consolidation with one or more corporations or entities as a result of which the Company is not the surviving corporation, or any sale of all or substantially all the assets of the Company, or the sale of more than 80% of the then outstanding Common Stock, unless the surviving or acquiring corporation or other entity agrees to assume all outstanding Options; provided that the Committee may, in its sole discretion, accelerate the vesting of any outstanding Option or give notice of such event to Optionees prior to the effective date of such event.

         (c) Adjustments under this Section shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

17.      AMENDMENT AND TERMINATION OF PLAN

         (a) The Board of Directors of the Company may from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that any amendment of the Plan shall be approved by the shareholders of the Company if the amendment would (i) increase the number of shares of Common Stock which may be issued under the Plan, except as permitted under the provisions of Section hereof, or (ii) materially modify the requirements as to eligibility for participation in the Plan.

         (b) No amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted to such Optionee under the Plan.

         (c) The terms and conditions of any Option granted to an Optionee under the Plan may be modified or amended only by a written agreement executed by the Optionee and the Company.

18.      EFFECTIVE DATE OF PLAN

         This Plan shall become effective upon adoption by the Board of Directors of the Company and approval by the Company's shareholders; provided, however, that prior to approval of the Plan by the Company's shareholders, but after adoption by the Board of Directors, Options may be granted under the Plan subject to obtaining the shareholders' approval of the adoption of the Plan. Notwithstanding the foregoing, shareholders' approval must occur no later than 12 months after the date of adoption of the Plan by the Board of Directors.

19.      TERM OF PLAN

         No Option shall be granted pursuant to the Plan after 10 years from the earlier of the date of adoption of the Plan by the Board of Directors of the Company or the date of approval of the Plan by the Company's shareholders.

         The Plan was adopted by the Board on January 17, 1996. The Plan was
approved by the shareholders on           , 1996.

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